EXHIBIT NO. 10.135

                   LOAN MODIFICATION AND ASSUMPTION AGREEMENT


         This Loan Modification and Assumption Agreement is made this 30th day of January, 1998 by and among MOORESTOWN WEST PARTNERSHIP, a New Jersey general partnership ("Partnership"), MACK-CALI REALTY, L.P., a Delaware limited partnership ("MCR"), and SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation ("Lender").

                                   Background

         Lender is the holder of a Mortgage Note dated May 18, 1994 ("Note") in the original principal amount of $2,950,000 ("Loan") made by the Partnership. The Note is secured by, inter alia, a Mortgage and Security Agreement dated May 18, 1994 and recorded in the Office of the County Clerk of Burlington County Records on July 14, 1994 in Mortgage Book 5632 page 001 ("Mortgage"), encumbering two certain parcels of real property and the improvements thereon located at 101 Executive Drive and 225 Executive Drive, Moorestown, Burlington County, New Jersey, as more particularly described on Exhibit A ("Mortgaged Property"), and by an Assignment of Leases and Agreement dated May 18, 1994 and recorded in the Office of the County Clerk of Burlington County Records on July 14, 1994 in Deed Book 4769 page 088 ("Assignment of Leases"), and by an Unconditional Guaranty and Suretyship Agreement dated May 18, 1994 ("Guaranty") executed by John S. McGarvey, Joanne H. McGarvey and William G. Price, Jr. (collectively, "Guarantors") (the Note, the Mortgage, the Assignment of Leases and the other documents listed on Exhibit B attached hereto which were executed by Partnership and delivered to Lender in connection with the Loan are hereinafter referred to collectively as the "Loan Documents").

         The Mortgaged Property is being acquired by MCR from the Partnership on the date hereof. Lender and MCR have now agreed to modify certain provisions of the Loan Documents and that MCR will assume the obligations of the Partnership under the Loan Documents as modified hereby.

         Now, Therefore, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1. Modification of Loan Documents.

                  (a) The Note is hereby modified to insert the following paragraph as a new Section 20:

         "20. Notwithstanding anything to the contrary herein contained, the liability of Maker hereunder shall be limited to and enforceable only out of the Mortgaged Property and the rents, issues and profits therefrom, and the lien of any judgment shall be restricted thereto and shall not extend to Maker, Holder waiving any right Holder may have to claim a deficiency judgment against Maker; provided, however, that Maker shall not be exonerated or exculpated for any deficiency, loss or damage suffered by Holder as a result of any security deposits received or held by Maker, any rent received or held by Maker after an Event of Default, or any rent prepaid more than one month in advance; or from failure by Maker to properly account to Holder as mortgagee for any proceeds of insurance or condemnation proceeds as required by the Mortgage; or from repairs required by the Mortgaged Property following a casualty for which insurance proceeds are not available due to a violation of Section 10 of the Mortgage; or from fraud, material misrepresentation or bad faith by Maker; or from waste of the Mortgaged Property; or from delinquent taxes or assessments; or from Maker's interference with Holder's rights under the Assignment of Leases after an Event of Default; or from Maker's failure, following an Event of Default, to apply proceeds of rents and other income of the Mortgaged Property toward the cost of claims, insurance premiums, debt service and other indebtedness to the extent that the Mortgage, the Assignment of Leases or any of the other Loan Documents require such rents and income to be so applied; or the presence on the Mortgaged Property of any hazardous substances, hazardous waste, residual waste, solid waste or any other substance identified or described in Section 4(b) of the Mortgage, any violation by Maker or the Mortgaged Property of any environmental law, ordinance or regulation, or Maker's violation of, or failure to perform its obligations under, Section 4 or Section 20 of the Mortgage; or any noncompliance of the Mortgaged Property with the Americans with Disabilities Act. Notwithstanding the foregoing, Maker's obligations hereunder shall be limited as set forth in Section 37 of the Mortgage. Nothing in this paragraph, however, shall limit Holder's right against any tenants under leases assigned to Holder as additional security, or against any other collateral securing Maker's obligations hereunder, now or hereafter mortgaged, pledged or assigned by Maker or anyone else to Holder."

                  (b) The Note is hereby modified to delete the phrase "of partnership interests" in the first sentence of Section 6 and to delete the last sentence of Section 6.

                  (c) The Mortgage is hereby modified to insert the following paragraph as a new Section 37:

         "37. LIMITATION OF LIABILITY. (i) Notwithstanding anything to the contrary herein contained, the liability of Mortgagor hereunder shall be limited to and enforceable only out of the Mortgaged Property and the rents, issues and profits therefrom, and the lien of any judgment shall be restricted thereto and shall not extend to Mortgagor, Mortgagee waiving any right Mortgagee may have to claim a deficiency judgment against Mortgagor; provided, however, that Mortgagor shall not be exonerated or exculpated for any deficiency, loss or damage suffered by Mortgagee as a result of any security deposits received or held by Mortgagor, any rent received or held by Mortgagor after an Event of Default, or any rent prepaid more than one month in advance; or from failure by Mortgagor to properly account to Mortgagee as mortgagee for any proceeds of insurance or condemnation proceeds as required by the Mortgage; or from repairs required by the Mortgaged Property following a casualty for which insurance proceeds are not available due to a violation of Section 10 of the Mortgage; or from fraud, material misrepresentation or bad faith by Mortgagor; or from waste of the Mortgaged Property; or from delinquent taxes or assessments; or from Mortgagor's interference with Mortgagee's rights under the Assignment of Leases after an Event of Default; or from Mortgagor's failure, following an Event of Default, to apply proceeds of rents and other income of the Mortgaged Property toward the cost of claims, insurance premiums, debt service and other indebtedness to the extent that the Mortgage, the Assignment of Leases or any of the other Loan Documents require such rents and income to be so applied; or the presence on the Mortgaged Property of any hazardous substances, hazardous waste, residual waste, solid waste or any other substance identified or described in Section 4(b) of the Mortgage, any violation by Maker or the Mortgaged Property of any environmental law, ordinance or regulation, or Maker's violation of, or failure to perform its obligations under, Section 4 or Section 20 of the Mortgage; or any noncompliance of the Mortgaged Property with the Americans with Disabilities Act. Nothing in this paragraph, however, shall limit Mortgagee's right against any tenants under leases assigned to Mortgagee as additional security, or against any other collateral securing Mortgagor's obligations hereunder, now or hereafter mortgaged, pledged or assigned by Mortgagor or anyone else to Mortgagee.
                  (ii) Notwithstanding the provisions of Section 37(i) above, Mortgagor's recourse liability under Section 37 (i) shall not exceed $2,410,000.00 (as to 101 Executive Drive) and $2,695,000.00 (as to 225
         Executive Drive) (collectively, "Liability Cap")."

                  (d) The Mortgage is hereby modified to delete the last sentence of Section 7, and to insert in place thereof the following:

         "Notwithstanding the foregoing, (i) transfers of interests in Mack-Cali Realty, L.P. and its general partner shall not require the consent of Mortgagee (provided that no such transfers shall limit in any way Mortgagor's obligations hereunder), and (ii) with advance written notice to Mortgagee (but without requiring Mortgagee's consent), the Mortgaged Property may be conveyed to an affiliate of Mortgagor or following a merger or consolidation of Mortgagor (provided that no such transfers shall limit in any way Mortgagor's obligations hereunder)."

                  (e) The Mortgage is hereby modified to delete the phrase "certified by John McGarvey" in Section 12.

                  (f) The Mortgage is hereby modified to add the phrase "except as expressly permitted by the Assignment of Leases" at the end of Section 18(a)(iii).

                  (g) The Mortgage is hereby modified to delete Section 14(f).

                  (h) The Assignment of Leases is hereby modified to add the following at the end of Section 1(a):

         "Notwithstanding the foregoing, no consent from Mortgagee shall be required for (i) Leases for space in 101 Executive Drive if such Leases require a net rental of at least $7.00 per square foot, and (ii) Leases for space in 225 Executive Drive if such Leases require a net rental of at least $4.75 per square foot."

                  (i) The Loan Documents are all hereby modified to delete any reference to the Guaranty.

         2. Assumption of Loan Documents; Representations and Warranties.

                  (a) MCR hereby assumes the obligations of the Partnership under the Note and the Mortgage (as modified herein) and the other Loan Documents as if each and every Loan Document had been originally executed by MCR, provided that MCR is not assuming any obligations under the Guaranty. MCR shall fully comply with each and every covenant and condition of the Loan Documents and shall be fully bound thereby.

                  (b) Lender hereby approves the transfer of the Mortgaged Property by the Partnership to MCR.

                  (c) MCR acknowledges and agrees that the unpaid principal balance of the Note as of the date hereof is $2,575,703.93. MCR represents and warrants to Lender that MCR presently possesses an unencumbered fee simple title to the Mortgaged Property, except for those title objections not removed from Title Commitments No. TS-11347 and TS-11349 issued to Lender by Title Services of New Jersey, Inc. as policy issuing agent for First American Title Insurance Company, and that the Mortgage is a valid and enforceable first lien on the Mortgaged Property, subject only to the aforesaid title objections.

                  (d) MCR represents and warrants to Lender as follows: (i) MCR is a limited partnership duly formed and validly existing in the State of Delaware; (ii) MCR has supplied Lender with true, correct and complete copies of MCR's Limited Partnership Agreement and Limited Partnership Certificate, and all amendments thereto, none of which has been further amended, modified or revised, together with a current Good Standing Certificate from the State of Delaware; and (iii) MCR has full power and authority to engage in business and own property in the State of New Jersey and to enter into and undertake and perform its obligations under the Note, the Mortgage and the other Loan Documents.

         3. Confirmation of Loan Documents. MCR covenants and confirms that, except as specifically modified by this Agreement, all of the terms and conditions of the Note, the Mortgage and the other Loan Documents shall be unmodified and remain in full force and effect and are hereby ratified and confirmed by MCR. MCR acknowledges and agrees that it has no defense, set-off, recoupment or claim against Lender of any kind whatsoever as of the date hereof. Lender acknowledges that all principal, accrued interest and other charges for the Loan have been paid through the installment payment due on January 1, 1998. Lender has not declared an Event of Default under the Note, the Mortgage or any of the other Loan Documents and has no knowledge of any state of facts which, but for the passage of time or the giving of notice, would constitute an Event of Default under the Note, the Mortgage or the other Loan Documents.

         4. No Novation. The parties to this Agreement acknowledge and confirm that this Agreement shall not be construed as a novation of the Note, the Mortgage or the other Loan Documents, and shall not prejudice any present or future rights, remedies, benefits or powers belonging to or accruing to Lender under the terms of the Note, the Mortgage or the other Loan Documents. It is the intent of the parties hereto that this Agreement shall in no way adversely affect or impair the lien priority of the Mortgage. In the event this Agreement or any part hereof, or any instrument executed in connection herewith, shall be construed or shall operate to affect the lien priority of the Mortgage, then to the extent such instrument creates a charge upon the Mortgaged Property, and to the extent third parties acquiring an interest or lien upon the Mortgaged Property between the time the Mortgage was recorded and the time this Agreement is executed are prejudiced thereby, this Agreement shall be void and of no further force or effect. Notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all the terms and conditions of this Agreement until the Loan and all interest thereon has been paid in full.

         5. No Further Commitment. Nothing in this Agreement shall be construed to commit Lender to any further modification or amendments of the Note, the Mortgage or the other Loan Documents, nor as a waiver by Lender of any rights or remedies to which Lender may be entitled under the Loan Documents.

         6. Releases.

                  (a) MCR, its partners, employees and agents, for themselves, their respective heirs, personal representatives, successors and assigns, hereby release Lender, its shareholders, officers, directors, employees, agents and attorneys and each of their respective heirs, personal representatives, successors and assigns and affiliates, of and from any and all actions, causes of action, proceedings, claims, demands, damages, costs, liabilities, losses, agreements and obligations as of the date hereof, of any nature whatsoever, whether contingent or matured, known or unknown, at law or in equity arising out of, or in any way related to, the Loan, the Note, the Mortgage, the other Loan Documents or the Mortgaged Property. MCR and its partners acknowledge and agree that Lender is relying on the foregoing representations and covenants as a material inducement to Lender to execute this Agreement.

                  (b) Lender, its shareholders, officers, directors, employees, agents and attorneys and each of their respective heirs, personal representatives, successors, assigns and affiliates, hereby release Partnership, Guarantors, and their respective partners, employees, agents and attorneys and each of their respective heirs, personal representatives, successors and assigns, of and from any and all actions, causes of action, proceedings, claims, demands, damages, costs, liabilities, losses, agreements and obligations, of any nature whatsoever, whether contingent or material, known or unknown, at law or in equity arising from any act, thing, omission or failure to act occurring after the date hereof and arising out of, or in any way related to, the Loan, the Mortgage, the Guaranty, the other Loan Documents or the Mortgaged Property, including, without limitation, any failure of MCR to perform any of its obligation under the Loan Documents. Lender acknowledges and agrees that Partnership and Guarantors relied on the foregoing representations and covenants as a material inducement to Partnership and Guarantors to execute this Assumption Agreement.

         7. Notices. Section 25 of the Mortgage is hereby amended to provide that all notices, requests and demands upon the respective parties hereto shall be effective when hand delivered to such party at the address set forth below, or if sent by overnight delivery service, on the next business day, or if sent by United States mail, postage prepaid, certified mail, on the third business day after the day on which mailed or sent, addressed to such party as follows:

                  To Lender:                Sun Life Assurance Company
                                            of Canada
                                            One Sun Life Executive Park
                                            Wellesley Hills, MA  02181
                                            Attention: Ms. Kerrianne Lappin

                  With copies to:           William O'Connor, Vice President
                                            GMAC Mortgage Corporation
                                            650 Dresher Road
                                            P.O. Box 1015
                                            Horsham, PA 19044

                                            Gregory Kleiber, Esquire
                                            Fox, Rothschild, O'Brien & Frankel
                                            2000 Market Street
                                            Philadelphia, PA  19103

                  To MCR:                   Mack-Cali Realty, L.P.
                                            11 Commerce Drive
                                            Cranford, NJ 07016
            Attention: Roger Thomas, Esq., Vice President and General
                                                     Counsel

                  With a copy to:           Richard Abramson, Esq.
                                            Cole, Schotz, Meisel, Forman &
                                                Leonard
                                            25 Main Street
                                            P.O. Box 800
                                            Hackensack, New Jersey 07602-0800

or to such other address as may be furnished in writing for such purpose.

         8. Lender's Costs. MCR agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution and delivery of this Agreement (including the fees and out of pocket costs of counsel with respect thereto). The agreement set forth in this Section shall survive payment of the Note.

         9. Subordination, Non-Disturbance and Attornment Agreements. Subject to the conditions set forth below, Lender shall execute Subordination, Non-Disturbance and Attornment Agreements ("SNDA") with new tenants of the Mortgaged Property from time to time upon written request from MCR. Each such request shall be accompanied by a written certification from MCR confirming that the SNDA as presented is in the form attached hereto as Exhibit C with no changes or alterations other than completions of blanks. Lender shall use its best efforts to execute and return an SNDA within thirty (30) days after receipt of the completed SNDA and the certification, each of which must conform to the requirements of the previous sentence. Lender shall have no obligation to review or execute any SNDAs that do not conform to such requirements or are not so certified.

         10. General. This Agreement shall be governed by and construed under the laws of the State of New Jersey. This Agreement represents the entire agreement between the parties hereto respecting the subject matter hereof, and neither party shall be bound by any prior discussions, proposals or oral agreements. The parties agree that this Agreement may be amended only in a writing signed and approved by both parties. The parties agree that each and every provision of this Agreement has been mutually negotiated, prepared and drafted, and each party has been represented by counsel, so that in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any provision or deletion. The headings of each Section hereof form no part of the content hereof.

         In Witness Whereof, the parties hereto have executed this Agreement on the day and year first set forth above.

                                            LENDER:

                                            SUN LIFE ASSURANCE COMPANY OF CANADA


                                            By:


                                            By:

                                            PARTNERSHIP:

                                            MOORESTOWN WEST PARTNERSHIP

                                            By: ________________________________
                        John S. McGarvey, general partner

                                            By: ________________________________
                       Joanne H. McGarvey, general partner

                                            By: ________________________________
                     William G. Price, Jr., general partner


                                            MCR:

                                            Mack-Cali Realty, L.P.

                                            By: Mack-Cali Realty Corporation

                                            By: ________________________________